UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

UTZ BRANDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following information was shared with investors of Utz Brands, Inc., a Delaware corporation, on July 21, 2026.

UTZ Investor FAQ

1. What was announced?

•	Utz Brands, Inc. has entered into a definitive agreement with Intersnack Group, which will acquire all outstanding shares of Class A common stock of Utz for $14.25 per share in cash.

•	This price represents a premium of approximately 91% over the July 20, 2026 closing price of Utz’s Class A common stock and an enterprise value of approximately $2.9 billion.

•	Upon closing the transaction, Utz will become a private company owned equally (50%-50%) by the Rice and Lissette Family Entities (the “Rice and Lissette Family”) and Intersnack.

2. When do you expect the transaction to close? What approvals are required?

•	The transaction is expected to close in the fourth quarter of 2026, subject to the satisfaction of closing conditions, including receipt of required approvals from regulators and stockholders.

•	This includes approval by the holders of a majority of Utz’s outstanding common stock and the holders of a majority of the votes cast by disinterested stockholders of Utz.

3.	How did the transaction come about? Did the Company run a process? If so, how many parties participated in that process? Did Utz conduct a market check?

•

A Special Committee of Utz’s independent and disinterested directors was formed in response to interest expressed by Intersnack to acquire a significant portion of Utz through a going private transaction.

•

The Special Committee and its independent financial and legal advisors evaluated the transaction and other potential alternatives Utz could explore and determined that the transaction was the best alternative to deliver compelling, immediate and certain value to holders of shares of Class A common stock of Utz.

•	Additional details and background will be provided in our proxy statement, which will be filed with the SEC in the coming weeks.

4. Was the Board vote unanimous?

•	The Special Committee unanimously recommended the transaction to the Board.

•	Utz’s Board of Directors, with Dylan Lissette and Timothy Brown abstaining, approved the transaction unanimously of all voting.

5. What percentage of stockholder approval is required to approve the transaction?

•	The transaction must be approved by a majority of the outstanding shares of common stock and the holders of a majority of the votes cast by disinterested stockholders of Utz.

•	Additional details of the transaction will be provided in the proxy statement, which will be filed with the SEC in the coming weeks.

6. Is Intersnack subject to a break-up fee?

•	Yes. There is a customary termination fee of $50 million. Additional details are in the merger agreement, which will be filed with the SEC.

7. Is there a go-shop provision?

•	No. Additional details are in the merger agreement, which will be filed with the SEC.

8. Is the transaction subject to a financing condition?

•

No. The transaction will be financed by a combination of approximately $920 million cash from Intersnack, borrowings under a new $1.1 billion term loan facility, borrowings under a new $250 million ABL facility, rollover equity by the Rice and Lissette Family and a reinvestment by the Rice and Lissette Family of a portion of the proceeds from the $44 million settlement of Utz’s tax receivable agreement in connection with the transaction.

•	Additional details are in the merger agreement, which will be filed with the SEC.

9. Did the Company receive a fairness opinion?

•	Yes, a fairness opinion was obtained from the Special Committee’s independent financial advisor.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute a solicitation of any vote or approval. This communication relates to the proposed transaction involving the Company, whereby the Company would become an indirect wholly-owned subsidiary of Intersnack Group GmbH & Co. KG. The Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) relating to the proposed transaction, and the Company intends to file a proxy statement on Schedule 14A relating to a special meeting of stockholders to approve the proposed transaction, each of which will be mailed or otherwise disseminated to the stockholders of the Company entitled to vote on the proposed transaction. The Company may also file other relevant documents with the Securities and Exchange Commission (the “SEC”) regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN), THE SCHEDULE 13E-3 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO OR INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, stockholders of the Company may obtain free copies of such documents by accessing the Investor Relations portion of the Company’s website at https://investors.utzsnacks.com/investors.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees, may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth (i) in the Company’s definitive proxy statement on Schedule 14A for the 2026 annual meeting of stockholders of the Company, filed with the SEC on March 12, 2026 (available here), including under the sections “Proposal

No. 1: Election of Directors”, “Directors of Utz Brands, Inc.”, “Executive Officers of Utz Brands, Inc.”, “Corporate Governance”, “Executive and Director Compensation”, “Security Ownership of Certain Beneficial Owners and Management” and “Related Party Transactions” and (ii) under Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Current Report on Form 8-K filed by the Company with the SEC on May  28, 2026 (available here). To the extent the security holdings of directors and executive officers have changed since the amounts described in these filings, such changes are set forth on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Updated information regarding the identity of participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement on Schedule 14A regarding the approval of the proposed transaction and other relevant documents to be filed with the SEC, if and when they become available. These documents will be available free of charge as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the anticipated timing of the consummation of the proposed transaction. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “anticipates,” “believes,” “plans,” “projects,” “seeks,” “expects,” “future,” “intends,” “may,” “will,” “would,” “could,” “should,” “estimates,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar terms and expressions, but the absence of these words does not mean that the statement is not forward-looking. Actual results may differ significantly from the forward-looking statements in this document due to various risks and uncertainties including, without limitation: (i) the risk that the proposed transaction may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder approvals and the receipt of necessary regulatory approvals, on the timeline expected, or at all; (iii) the effect of the announcement or pendency of the proposed transaction on the plans, business relationships, operating results and operations of the Company; (iv) potential difficulties maintaining relationships with or otherwise retaining employees, independent operators, suppliers or customers as a result of the announcement and pendency of the proposed transaction; (v) risks related to diverting management’s attention from the Company’s ongoing business operations; (vi) legal proceedings, including those that may be instituted against the Company, members of the Company’s Board of Directors, the Company’s executive officers or others following the announcement of the proposed transaction; (vii) risks regarding the failure of Intersnack Group GmbH & Co. KG to obtain the financing to complete the proposed transaction; and (viii) legislative, regulatory and economic developments. In addition, a description of certain other factors that could affect the Company’s business, financial condition or results of operations is included in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the SEC. Forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations but are not guarantees of future performance or events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. These forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.